Exhibit 23(a)



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43765, 333-
43767 and 333-43769, 333-53309, 333-53333 and 333-53337),
on Form S-3 (No. 333-31043), and on Form S-4 (No. 333-
60809) of UniSource Energy Corporation and in the Amendment No. 1 to the Registration Statement on Form S-4
(No. 333-64143) of Tucson Electric Power Company of our report dated February 5, 1999 appearing in this Annual
Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 1999 on the financial statements of New Energy Ventures, Inc.
appearing in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Los Angeles, California
March 30, 1999